Exhibit 10.23

INDUSTRIAL REAL ESTATE LEASE

THIS REAL ESTATE LEASE (this “Lease”) is made as of the 8th day of December, 2000, by and between PACIFIC INDUSTRIAL PARK L.L.C., a Delaware limited liability company (“Landlord”) and DYNAMIC MARKETING. INC., a Rhode Island corporation (“Tenant”).

ARTICLE ONE: BASIC TERMS

This Article One contains the Basic Terms of this Lease between the Landlord and Tenant named below. Other Articles, Sections and Paragraphs of the Lease referred to in this Article One explain and define the Basic Terms and are to be read in conjunction with the Basic Terms.

Section 1.01. Brokers: (See Article Fourteen) Sweetland Industrial Realty, Inc. and Kennedy-Wilson Properties of Nevada Ltd.

Section 1.02. Building: That certain parcel of real estate located within the Project as illustrated on Exhibit “B” attached hereto and incorporated herein by this reference and the building and other improvements located thereon, all of which is commonly known as 192 Gallagher Crest Rd., Henderson, NV 89014.

Section 1.03. Building Net Rentable Area: One hundred twenty six thousand and seven hundred forty-four (126,744) net rentable square feet. The Building is stipulated for all purposes to contain said net rentable square feet in the Building.

Section 1.04. Commencement Date: Commencement Date: The earlier of the date (i) Tenant actually occupies the Premises or (ii) the Work (as defined in Rider No. 1 attached hereto) is substantially completed in accordance with Rider No. 1, except as it may be adjusted pursuant to Section 2.02 of this Lease or Rider No. 1.

Section 1.05. Initial Security Deposit: eight thousand one hundred seventy-two dollars ($8,172).

Section 1.06 Landlord: PACIFIC INDUSTRIAL PARK L.L.C., a Delaware limited liability company Address of Landlord: 1095 E. Twain Ave., 2nd Floor, Las Vegas, NV 89109 Attn: Jim Hernquist.

Section 1.07. Net Rentable Area: fourteen thousand seven hundred twenty-five (14,725) net rentable square feet. The Premises is stipulated for all purposes to contain said net rentable square feet in the Premises.

Section 1.08. Premises: The office/warehouse space in the approximate location within the Building as indicated on Exhibit “A” attached hereto and incorporated herein by this reference.

Section 1.09. Project; Project Total Floor Area: The Project shall mean the Industrial Office Complex legally described on Exhibit “C” attached hereto and incorporated herein and all buildings and other improvements constructed thereon. The Project consists of 4 buildings located on approximately 13.395 acres. The total square footage of floor area of the Project is 232,423 square feet. The Project is stipulated for all purposes to contain said total square footage of floor area in the Project.

Section 1.10. Lease Term: Lease Term: five (5) years and two (2) months beginning on the Commencement Date and continuing until sixty two (62) months after the first day of the first full month following the Commencement Date.

Section 1.11. Rent and Other Charges Payable by Tenant:

Base Rent: The Base Rent shall be five thousand six hundred seventy dollars ($5,670%) per month, payable as provided in Section 3.01, and shall be increased as set forth in Section 3.02 below. Tenant shall not be required to pay the Base Rent, for the first (1st) and the second (2nd) month of the Lease Term and such amounts are hereby waived, provided (i) Tenant is not in default of this Lease at any time prior to such months and (ii) Tenant shall be required to pay all Additional Rent payable in connection with such months.

Other Periodic Payments: Tenant shall be responsible for payment of certain charges directly such as taxes (See Section 4.02), utilities (See Section 4.03), and insurance (See Section 4.04). In addition, Tenant shall be responsible for payment of Tenant’s Proportionate Share of Common Area Costs (See Section 4.05).

Section 1.12 Permitted Uses: (See Section 5.01) office, warehouse, and other related uses.

Section. 1.13. Tenant: DYNAMIC MARKETING, INC., a Rhode Island corporation

Address of Tenant: 40 Western Industrial Drive, Cranston, Rhode Island 02921 Attn: Greg Madsen, President

Section 1.14. Tenant’s Proportionate Share: six point thirty-four percent (6.34%) which is the Net Rentable Area divided by the total square footage of floor area of the Project.

Section 1.15. Tenant’s Guarantor: none

Section 1.16. Vehicle Parking Spaces Allocated to Tenant: Twenty-two (22) unreserved and uncovered parking spaces for use pursuant to Section 4.05(f) which parking spaces are on a common parking area.

Section 1.17. Riders: The following Rider are attached to and made a part of this lease:

RIDER 1: CONSTRUCTION OF IMPROVEMENTS RIDER

RIDER 2: ENVIRONMENTAL INDEMNIFICATION RIDER

RIDER 3: INTENTIONALLY OMITTED

RIDER 4: INTENTIONALLY OMITTED

ARTICLE TWO: LEASE TERM

Section 2.01. Lease of premises for Lease Term. Landlord leases the Premises to Tenant and Tenant leases the Premises from Landlord for the Lease Term. The Lease Term is for the period stated in Section 1.05 above and shall begin and end on the dates specified in Section 1.05 above, unless the beginning or end of the Lease Term is changed under any provision of this Lease. At such time as the Commencement Date shall have been established, Landlord and Tenant shall execute Exhibit D attached hereto and incorporated herein by reference as a confirmation of said date.

Section 2.02. Delay in Commencement. If, by the fixed date component of the Commencement Date specified in Section 1.04, the Premises have not been substantially completed (as defined below) due to any cause other than Landlord’s default or “Force Majeure Delays” (as defined below), Landlord shall have no liability, and the obligations of this Lease (including, without limitation, the obligation to pay rent) shall nonetheless commence as of said fixed date component of the Commencement Date.

(a) If, however, the Premises are not substantially completed by the fixed date specified in Section 1.04(c) (iii) due to default on the part of Landlord or Force Majeure Delays, then as Tenant’s sole remedy for the delay in Tenant’s occupancy of the Premises, the fixed date component of the definition of the Commencement Date shall be delayed for the period of delay in substantial completion of the Premises resulting therefrom. The Premises shall be deemed “substantially completed” when (i) Landlord has provided reasonable access to the Premises to Tenant, (ii) Landlord has completed the Work (as defined in Rider No. 1) other than details of construction which do not materially interfere with Tenant’s use of the Premises, and (iii) Landlord has obtained a permanent or temporary certificate of occupancy for the Premises (or its equivalent). For purpose of this Section 2.02, “Force Majeure Delays” shall mean and refer to a period of delay or delays encountered by Landlord affecting the Work because of delays due to excess time in obtaining governmental permits or approvals beyond the time period normally required to obtain such permits or approvals for similar space within the Industrial Office Complex; fire, earthquake or other acts of God; acts of the public enemy; riot; insurrection; public unrest; governmental regulations of the sales of materials or supplies or the transportation thereof; strikes or boycotts; shortages of material or labor or any cause beyond the reasonable control of Landlord.

Section 2.03. Early Occupancy. If Tenant occupies the Premises prior to the Commencement Date with Landlord’s permission, Tenant’s occupancy of the Premises shall be subject to all of the provisions of this Lease, including, without limitation, all insurance requirements. Early occupancy of the Premises shall not advance the expiration date of this Lease. Tenant shall pay Base Rent and all other charges specified in this Lease for the early occupancy period.

Section 2.04. Holding Over. Tenant shall vacate the Premises upon the expiration or earlier termination of this Lease. Tenant shall reimburse Landlord for and indemnify Landlord against all damages incurred by Landlord from any delay by Tenant in vacating the Premises; including, without limitation, any claim made by any succeeding tenant based on or resulting from such failure to surrender. If Tenant does not vacate the Premises upon the expiration or earlier termination of the Lease, and Landlord thereafter accepts rent from Tenant, Tenant’s occupancy of the Premises shall be a “month-to-month” tenancy, subject to all of the terms of this Lease applicable to a month-to-month tenancy, except that the Base Rent then in effect shall be one hundred fifty percent (150%) of the rent and all other charges due for the last month of the Lease Term. This provision shall not give Tenant any right to continue occupancy following expiration of this Lease except with the written consent of Landlord.

ARTICLE THREE: BASE RENT

Section 3.01. Time and Manner of Payment. Upon execution of this Lease, Tenant shall pay Landlord the Base Rent in the amount stated in Paragraph 1.11 above together with an estimate of Additional Rent (as hereinafter defined) for the first full month of the Lease Term. The Base Rent shall be approximately prorated for any fractional month on the basis of thirty (30) day month. On the first day of the second month of the Lease Term and each month thereafter. Tenant shall pay Landlord the Base Rent, in advance, without offset, deduction or prior demand. The Base Rent shall be payable at Landlord’s address or at such other place as Landlord may designate in writing.

Section 3.02. Cost of Living Increases. The Base Rent shall be increased three percent (3%) on the first day of the month which is the twelve month anniversary of the Commencement Date or if the Commencement date is not the first day of a month, then on the first day of month which is the twelve month anniversary of the first full calendar month after the Commencement Date, and on the first day of each twelve months thereafter.

Section 3.03. Security Deposit Increases. [Intentionally omitted]

Section 3.04. Termination; Advance Payments. Upon termination of this Lease under Article Seven (Damage or Destruction), Article Eight (condemnation) or any other termination not resulting from Tenant’s default, and after Tenant has vacated the Premises in the manner required by this Lease, an equitable adjustment shall be made concerning advance rent, any other advance payments made by Tenant to Landlord, and accrued real Premises taxes, and Landlord shall refund any unused portion of the Security Deposit to Tenant or Tenant’s successor.

ARTICLE FOUR: OTHER CHARGES PAYABLE BY TENANT

Section 4.01. Additional Rent and Definitions.

(a) Additional Rent. All charges payable by Tenant other than Base Rent are called “Additional Rent.” Unless this Lease provides otherwise, all Additional Rent shall be paid with the next monthly installment of Base Rent. The term “rent” shall mean Base Rent and Additional Rent.

(b) Definitions. The Project includes the land, the buildings and all other improvements located thereon, and the Common Areas (as hereinafter defined) related thereto. The Building is part of the Project. As used in this Lease, “Common Areas” shall mean all areas within the Project which are available for the common use of tenants of the Project and which are not leased or held for the exclusive use of Tenant or other tenants, including, but not limited to, parking areas, driveways, sidewalks, loading areas, access roads, corridors, landscaping and planted areas. Landlord may from time to time change the size, location, nature and use of any of the Common Areas, including converting Common Areas into leasable areas, constructing additional parking facilities (including parking structures) and other improvements in the Common Areas, and increasing or decreasing Common Area land and/or facilities. Tenant acknowledges that such activities may result in occasional inconvenience to Tenant from time to time. Such activities and changes shall be expressly permitted if they do not materially affect Tenant’s use of the Premises.

Section 4.02. Taxes.

(a) Impositions. For the purposes of this Section 4.02, “Impositions” means:

(i) Any real estate taxes, assessments or other charges assessed against the Project, including, without limitation, all buildings located thereon and related structures, all parking facilities and the land on which they are located and all Common Areas.

(ii) All personal property taxes on personal property used in connection with the Project.

(iii) Any and all environmental levies or charges now in force affecting the Project or any portion thereof, or which may hereafter become effective, including, but not limited to, parking taxes, levies, or charges, employer parking regulations, and any other parking or vehicular regulations, levies, or charges imposed by any municipal, state of federal agency or authority.

(iv) Any other taxes levied or assessed in addition to or in lieu of such real or personal property taxes.

(c) Exclusion. Notwithstanding anything to the contrary contained in this Section 4.02, Tenant shall not be liable for any of the following taxes and assessments:

(i) Personal property, fixture or equipment taxes assessed against the property used by Landlord in operating, managing or leasing the Project;

(ii) Inheritance tax, estate taxes, gift taxes, income taxes, transfer taxes and excess profit taxes.

(d) Substituted Taxes. If at any time during the term of this Lease, under the laws of the United States, Nevada or any political subdivision thereof, a tax or excise on rents or other tax (except income tax), however described, is levied or assessed by the United States, Nevada or said political subdivision against Landlord on account of any rent reserved or space leased under this Lease, all such tax or excise on rents or other taxes shall be paid by Tenant. Whenever Landlord shall receive any statement or bill for any such tax or shall otherwise be required to make any payment on account thereof. Tenant shall pay the amount due hereunder within ten (10) days after demand therefor accompanied by delivery to Tenant of a copy of such tax statement, if any.

Section 4.03. Utilities. Tenant shall pay, directly to the appropriate supplier, the cost of all natural gas, electricity, heat, light, power, sewer service, telephone, water, refuse disposal and other utilities and services supplied to the Premises. However, if any services or utilities are jointly metered with other Premises, Landlord shall make a reasonable determination of Tenant’s proportionate share of the cost of such utilities and services and Tenant shall pay such share to Landlord within ten (10) days after receipt of Landlord’s written statement. Landlord shall not be responsible or liable for the quality, quantity, impairment, interruption, stoppage, or other interference with service involving water, waste disposal, sewer, heat, gas, electricity, telephone or other service.

Section 4.04. Insurance Premiums.

(a) Liability Insurance. During the Lease Term, Tenant shall maintain a policy of commercial general liability insurance, at Tenant’s expense, insuring Landlord, Landlord’s wholly owned subsidiaries, Landlord’s agents and Tenant against liability arising out of the ownership, use, occupancy or maintenance of the Premises. The initial amount of such insurance shall be at least $2,000,000 combined single limit bodily injury, personal injury, death and Premises damage per occurrence, and shall be subject to periodic increase based upon inflation, increased liability awards, recommendation of professional insurance advisers, and other relevant factors. However, the amount of such insurance shall not limit Tenant’s liability nor relieve Tenant of any obligation hereunder. The policy shall contain cross-liability endorsements if applicable, and shall insure Tenant’s performance of the indemnity provisions of Paragraphs 5.04(a), (b) and (e). Tenant shall, at Tenant’s expense, maintain workers compensation insurance in the manner required by law and maintain such other liability insurance as Tenant deems necessary to protect Tenant. If Tenant fails to maintain such policy, Landlord may elect to maintain such insurance at Tenant’s expense.

(b) Hazard and Rental Income Insurance. During the Lease Term, Landlord shall maintain policies of insurance at Tenant’s expense, covering loss of or damage to the Premises in the full amount of its replacement value. The cost of such insurance shall be included within the definition of Common Area Costs hereunder. Such policies shall provide protection against all perils included within the classification of fire, extended coverage, vandalism, malicious mischief, special extended perils (all risk), sprinkler leakage, earthquake sprinkler leakage, and inflation guard endorsement, and any other perils (except flood and earthquake, unless required by Landlord or any lender holding a security interest in the Premises) which Landlord deems necessary. Landlord may, but is not obligated to, obtain insurance coverage for Tenant’s fixtures, equipment or building improvements installed by Tenant in or on the Premises. Tenant shall, at Tenant’s expense, maintain such primary or additional insurance on its fixtures, equipment and building improvements as Tenant deems necessary to protect its interest. During the Lease Term, Landlord shall also maintain a rental income insurance policy at Tenant’s expense, with loss payable to Landlord and mortgagee in an amount equal to one year’s Base Rent, estimated real Premises taxes and insurance premiums. Tenant shall not do or permit to be done anything which invalidates any such insurance policies.

(c) Payment of Premiums; Insurance Policies. (a) Tenant shall pay all premiums for the insurance policies covering the Premises described in Paragraphs 4.04(a) and (b) within fifteen (15) days after receipt by Tenant of a copy of the premium statement or other evidence of the amount due. If the insurance policies maintained by Landlord cover improvements or real Premises other than the Premises, Landlord shall also deliver to Tenant a statement of the amount of the premiums applicable to the Premises showing, in reasonable detail, how such amount was computed. If the Lease Term expires before the expiration of the insurance policy period, Tenant’s liability for insurance premiums shall be prorated on an annual basis. All insurance shall be maintained with companies holding a “General Policyholder’s Rating” of A-VI or better, as set forth in the most current issue of “Best’s Insurance Guide.” Tenant shall be liable for the payment of any deductible amount under Landlord’s insurance policies. Tenant shall promptly deliver to Landlord, within thirty (30) days of the Commencement Date, original certificates evidencing the existence and amounts of any insurance required to be maintained by Tenant. No such policy shall be cancelable or subject to reduction of coverage except after thirty (30) days prior written notice to Landlord. Tenant shall, within thirty (30) days prior to the expiration, cancellation or reduction of such policies, furnish Landlord with renewals or “binders” thereof. Tenant shall not do or permit to be done anything which shall invalidate the insurance policies required under this Lease.

(d) Use. Tenant shall not use or occupy, or permit the Premises to be used or occupied in a manner which will increase the rates of insurance for the Premises or the Project, which will make void or voidable any insurance then in force with respect thereto, which would constitute a defense to any action thereon, or which will make it impossible to obtain any insurance with respect thereto. If by reason of the failure of Tenant to comply herewith, any insurance rates for the Premises or the Project become higher than they otherwise would be, Tenant shall reimburse Landlord, on the first day of the calendar month next succeeding notice by Landlord to Tenant of said increase, for that part of all insurance premiums thereafter paid by Landlord which shall have been charged because of such failure of Tenant. Any policy of insurance maintained by Tenant insuring against any risk in, upon, about or in any way connected with the Premises or Tenant’s use thereof shall, to the extent reasonably obtainable, contain an express waiver of any and all rights of subrogation thereunder whatsoever against Landlord, its officers, agents and employees.

(e) Additional Insureds. Tenant, Landlord, Landlord’s wholly owned subsidiaries and Landlord’s agents shall be named as insureds (and at Landlord’s option, any other persons, firms or corporations designated by Landlord shall be additionally named insureds) under each such policy of insurance which shall provide that Landlord, although named as an insured, shall nevertheless be entitled to recovery thereunder for any loss suffered by it, its agents, servants and employees by reason of Tenant’s negligence or the negligence of its subtenant or assignee.

(f) Cancellation. Every policy required pursuant to this Section 4.04 shall provide that it will not be cancelled or modified except after thirty (30) days’ prior written notice to Landlord and any lender of Landlord requesting such notice, and that it shall not be invalidated by any act or neglect of Landlord or Tenant, nor by occupation of the Premises for purposes more hazardous than permitted by such policy, nor by any foreclosure or other proceedings relating to the Premises, nor by change in title to the Premises or Landlord’s interest therein.

(g) Evidence of Insurance. Tenant shall deliver to Landlord and any lender of Landlord requiring the same original policies or certificates of insurers, satisfactory to Landlord and such lender, if any, evidencing the existence of all insurance which is required to be maintained by Tenant hereunder, fully paid, such delivery to be made (i) promptly after the execution and delivery hereof and (ii) within thirty (30) days prior to the expiration of any then current policies. Tenant shall not obtain or carry separate insurance concurrent in form or contributing in the event of loss with that required by this Section 4.04 unless Landlord is a named insured therein (and, at Landlord’s option, any other persons, firms or corporations designated by Landlord shall be additionally named insureds). Tenant shall immediately notify Landlord whenever any such separate insurance is obtained and shall deliver to Landlord and any lender of Landlord the policies or certificates evidencing the same.

(h) Waiver of Subrogation. Notwithstanding anything to the contrary in this Lease. Landlord and Tenant, for themselves and their respective insurers, each agree to and do hereby release each other of and from any and all claims, demands, actions, and causes of action that each may have or claim to have against the other, and/or against any subsidiary or joint venture of such other party, for loss or damage to the Premises of the other, both real and personal, notwithstanding that any such loss or damage may be due to or result from the negligence of either party hereto or their respective employees or agents.

Section 4.05. Common Areas; Use and Costs.

(a) Payment. Throughout the term hereof, Tenant will pay to Landlord monthly in advance in addition to the Base Rent, as further Additional Rent, Tenant’s Proportionate Share of the Common Area Costs incurred by Landlord during each calendar year occurring during the term of this Lease.

(b) Included Costs. “Common Area Costs” shall include all costs and expenses of every kind or nature incurred by Landlord directly in the management, operation, maintenance and repair of the Project and related Common Areas in a manner reasonable and appropriate and for the best interest of the entire Project and that are generally passed on to tenants in first class projects in the Las Vegas metropolitan area under lease provisions similar to this Section 4.05, as determined and expended in accordance with generally accepted accounting principles. Without otherwise limiting the generality of the foregoing, there shall be included in such costs and expenses, all Impositions (as hereinbefore defined) applicable solely to Common Areas, premiums with respect to public liability, Premises damage, workmen’s compensation, fin and other insurance carried on or with respect to the Project and related Common Area structures, payroll taxes, unemployment taxes, social security taxes, cleaning of any facilities, landscaping, signs, lighting, music systems, janitorial services of Common Areas, management fees consistent with other first class projects in the Las Vegas metropolitan area, reasonable legal and accounting expenses, supervising of attendants and employment of other personnel used in such operations, maintenance and repairs, fuel, energy and utilities (not separately metered by Tenant), providing for security and fire protection services, alarm systems and equipment, materials and supplies, painting, striping, removing of rubbish or debris, depreciation or rentals of machinery and equipment, costs of replacement of paving, curbs and walkways, drainage, repair and maintenance of parking and other common areas, roof repairs of common areas, and an administrative fee equal to fifteen percent (15%) of all of the foregoing excluding costs of Impositions and insurance. In the event the Project is part of a larger real estate development owned or managed by Landlord, Landlord shall have the right to allocate Common Area Costs between the Project and the remainder of such real estate development on such basis as determined by Landlord.

(c) Payment. The Additional Rent provided to be paid in this Section 4.05 shall be estimated in advance by Landlord annually and one-twelfth (1/12) of such estimate shall be paid in advance by Tenant on the first day of each month without further demand or any deduction or set-off whatever. When Landlord shall ascertain the actual Common Area Costs for a calendar year, Landlord shall so notify Tenant and Tenant shall pay to Landlord on demand the amount, if any, equal to the difference between the amount due for such year pursuant to this Section 4.05 and the amount previously paid hereunder. Should the estimated payments have exceeded the actual amount due, said excess shall be held by Landlord and applied to the next monthly payment of Additional Rent provided to be paid under this Section 4.05, and, if necessary, each monthly payment thereafter until fully exhausted. Tenant shall not be entitled to receive interest on any Additional Rent paid hereunder. No delay by Landlord in submitting any statement shall constitute a waiver of Landlord’s right to submit such statement and/or receive any Additional Rent pursuant hereto. The Additional Rent due hereunder shall be prorated for the calendar year in which this Lease terminates. Said amount shall be calculated and paid as herein provided even though said calculation may not occur until after the end of the term hereof.

(d) Excluded Costs. There shall not be included in Common Area Costs the payments (such as salaries or fees) to Landlord’s executive personnel; costs for items that, by standard accounting practice, should be capitalized, unless these costs reduce operating expenses and are amortized over the reasonable life of the capital item in accordance with generally accepted accounting principles and the yearly amortization does not exceed the actual costs reduction for the relevant year; depreciation or interest (unless it is related to allowable capital items); taxes on Landlord’s business (such as income, excess profits, franchise, capital stock, estate, inheritance); leasing commissions; legal fees not directly relating to the operation and maintenance of the entire Project such as landlord and tenant issues: costs to correct original construction defects; expenses paid directly by a tenant for any reason (such as excessive utility use); costs for improving any tenant’s space; any repair or work necessitated by condemnation, fire, or other casualty; service or benefits or both provided to some tenants, but not to Tenant; and any costs, fines, and the like due to Landlord’s violation of any government rule of authority.

(e) Audit. Tenant shall have the right, upon 15 days’ written notice to Landlord, to audit, at Tenant’s expense. Landlord’s books and records as they relate to the Common Area Costs. Should said Common Area Costs be five percent (5%) higher than said Common Area Costs as determined by the audit, Landlord shall be obligated to pay the cost of said audit.

(f) Parking. In addition to any parking facilities included as a part of the Premises. Tenant, its employees and business invitees shall have the nonexclusive right, in common with Landlord and all others to whom Landlord has granted or may hereafter grant rights, to use Common Areas in the Project (including but not limited to, the parking lot, walkways and sidewalks) as are designated from time to time by Landlord, subject to such rules and regulations as Landlord may from time to time impose, including the designation of specific areas in which cars operated by Tenant, its employees and business invitees must be parked. Tenant shall be entitled to use the vehicle parking spaces in the Project allocated to Tenant in Section 1.11 of the Lease without paying any Additional Rent. Tenant’s parking shall not be reserved and shall be limited to vehicles no larger than standard size automobiles or pickup utility vehicles. Tenant shall not cause large trucks or other large vehicles to be parked within the Project except in designated areas and spaces or on the adjacent public streets; and while making deliveries to the Premises. Temporary parking of large delivery vehicles in the Project may be permitted by the rules and regulations established by Landlord. Vehicles shall be parked only in striped parking spaces and not in driveways, loading areas or other locations not specifically designated for parking. If Tenant parks more vehicles in the parking area than the number set forth in Section 1.11 of the Lease, such conduct shall be a material breach of the Lease. In addition to Landlord’s other remedies under the Lease, Tenant shall pay a reasonable daily charge for each such additional vehicle. Landlord may at any time close any Common Area to make repairs or changes (provided the closure does not unreasonably impede access to the Leased Premises by customers and employees of Tenant), to prevent the acquisition of public rights in such areas, or to discourage noncustomer parking. Landlord may do such other acts in and to the Common Areas as in its judgment may be desirable, including, but not limited to, the conversion of portions thereof to other uses. Tenant shall upon request furnish to Landlord the license number of cars operated by Tenant and its employees. Tenant shall not at any time interfere with the right of Landlord, other tenants, its and their agents, employees, servants, contractors, subtenants, licensees, customers and business invitees to use any part of the parking lot or other Common Areas. Landlord assumes no responsibility to police the use of said parking areas and Landlord shall not be liable for the use thereof by Landlord, Landlord’s other tenants, its or their agents, employees, servants, contractors, subtenants, licensees, customers and/or business invitees or by any other person or persons, entity or entities whomsoever.

Section 4.06. Late Charges. Tenant’s failure to pay rent promptly may cause Landlord to incur unanticipated costs. The exact amount of such costs are impractical or extremely difficult to ascertain. Such costs may include, but are not limited to, processing and accounting charges and late charges which may be imposed on Landlord by any ground lease, mortgage or trust deed encumbering the Premises. Therefore, if Landlord does not receive any rent payment within ten (10) days after it becomes due. Tenant shall pay Landlord a late charge equal to ten percent (10%) of the overdue amount. The parties agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of such late payment.

Section 4.07. Interest on Past Due Obligations. Any amount owed by Tenant to Landlord which is not paid when due shall bear interest at the rate of fifteen percent (15%) per annum from the due date of such amount. However, interest shall not be payable on late charges to be paid by Tenant under this Lease. The payment of interest on such amounts shall not excuse or care any default by Tenant under this Lease. If the interest rate specified in this Lease is higher than the rate permitted by law, the interest rate is hereby decreased to the maximum legal interest rate permitted by law.

ARTICLE FIVE: USE OF PREMISES

Section 5.01. Permitted Uses. Tenant may use the Premises only for the Permitted Uses set forth in Section 1.12 above.

Section 5.02. Manner of Use. Tenant shall not cause or permit the Premises to be used in any way which constitutes a violation of any law, ordinance, or governmental regulation or order, which annoys or interferes with the rights of tenants of the development of which the Premises is part, or which constitutes a nuisance or waste. Tenant shall obtain and pay for all permits, including a Certificate of Occupancy, required for Tenant’s occupancy of the Premises and shall promptly take all substantial and non-substantial actions necessary to comply with all applicable statutes, ordinances, rules, regulations, orders and requirements regulating the use by Tenant of the Premises, including the Occupational Safety and Health Act.

Section 5.03. Signs and Auctions. Tenant shall not place any signs on the Premises without Landlord’s prior written consent. Tenant shall not conduct or permit any auctions or sheriff’s sales at the Premises.

Section 5.04. Indemnification.

(a) Tenant shall indemnify, defend and hold Landlord, Landlord’s wholly owned subsidiaries, its agents, partners, mortgagees and master ground lessors harmless from any and all claims arising from Tenant’s use of the Premises. Building or Common Areas, or from any act, omission or negligence of Tenant, or that of its agents, employees, sublessees, contractors, invitees or licensees in or about the Premises, Building or Common Areas. Tenant shall not be obligated to indemnify Landlord for the portion of any claim or liability caused by or arising from the act, omission or negligence of any party other than Tenant, or its agents, employees, sublessees, contractors, invitees or licensees. Tenant also shall indemnify, defend and hold Landlord harmless from all costs, attorneys’ fees, expenses and liability incurred in connection with any claim or proceeding for which Tenant is responsible under this Section 5.04.

(b) As a material part of the consideration to Landlord for this Lease, Tenant, by this Section 5.04(a), waives and releases all claims against Landlord, Landlord’s wholly owned subsidiaries and all employees and agents of Landlord and Landlord’s wholly owned subsidiaries with respect to the matters for which Landlord has disclaimed liability pursuant to the provisions of this Lease.

Section 5.05. Landlord’s Access. Landlord or its agents and employees may enter the Premises at all reasonable times to show the Premises to potential buyers, investors or tenants or other parties, inspect the Premises, make repairs or placements, or for any other purpose Landlord deems necessary. Landlord shall give Tenant prior notice of such entry, except in the case of an emergency. Landlord may place customary “For Sale” or “For Lease” signs on the Premises.

Section 5.06. Quiet Possession. If Tenant pays the rent and complies with all other terms of this lease. Tenant may occupy and enjoy the Premises for the full Lease Term, subject to the provisions of this Lease.

Section 5.07. Forklift Restriction. Asphaltic cement cannot withstand non-inflatable forklift tires. In the event the asphalt is damaged by Tenant’s use of forklift with non-inflatable tires, it will be Tenant’s obligation to repair the damaged asphaltic cement at Tenant’s sole expense.

ARTICLE SIX: CONDITION OF PREMISES; MAINTENANCE, REPAIRS AND ALTERATIONS

Section 6.01. Existing Conditions. Except as set forth in any rider requiring Landlord to perform work on the Premises prior to the Commencement Date, Tenant accepts the Premises in its condition as of the execution of the Lease, subject to all recorded matters, laws, ordinances, and governmental regulations and orders. Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation as to the condition of the Premises or the suitability of the Premises for Tenant’s intended use. Without limiting the foregoing, Tenant agrees to abide by and conform to any laws, regulations, ordinances, covenants, conditions and restrictions or reciprocal easement agreements relating to the Premises described as follows; the Declaration of Protective Covenants, Conditions and Restrictions, Gibson Business Park, Phase One, Clark County, Nevada dated September 6, 1989 recorded in the Official Records of Clark County, Nevada, a as relates to Tenant’s use of the Premises, and (ii) any and all laws, regulations and ordinances relating to Tenant’s use of the Premises as more fully set forth in Section 5.02 and Exhibit C hereto.

Section 6.02. Exemption of Landlord from Liability. Landlord shall not be liable for any damage or injury to the person, business (or any loss of income therefrom), goods, wares, merchandise or other Premises of Tenant, Tenant’s employees, invitees, customers or any other person in or about the Premises, whether such damage or injury is caused by or results from (a) fire, steam, electricity, water, gas or rain; (b) the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures or any other cause; (c) conditions arising in or about the Premises or upon other portions of any building of which the Premises is a part, or from other sources or places; or (d) any act or omission of any other tenant of the Project. Landlord shall not be liable for any such damage or injury even though the cause of or the means of repairing such damage or injury are not accessible to Tenant. The provisions of this Section 6.02 shall not, however, exempt Landlord from liability for Landlord’s gross negligence on willful misconduct.

Section 6.03. Tenant’s Obligations.

(a) Except as provided for elsewhere herein, Tenant shall keep the Premises in good order, condition and repair during the Lease Term, including, but without limitation, except all direct structural components of the Premises which shall be Landlord’s responsibility, non-structural, interior and exterior portions thereof, the exterior and interior portion of all doors, windows, plate glass, all plumbing and sewage facilities within the Premises (including maintaining free flow up to the main sewer line); interior fixtures, sprinkler system, walls, floors and ceilings in the Premises; and any work performed by or on behalf of Tenant hereunder. Tenant shall also maintain a preventive maintenance contract, at Tenants expense, providing for the regular inspection and maintenance of the heating and air conditioning system by a licensed heating and air conditioning contractor. However, Landlord shall have the right, upon written notice to Tenant, to undertake the responsibility for preventive maintenance of the heating and air conditioning system, at Tenants expense. Tenant shall promptly replace any portion of the Premises or system or equipment in the Premises which cannot be fully repaired, regardless of whether the benefit of such replacement extends beyond the Lease Term. It is the intention of Landlord and Tenant that, at all times during the Lease Term. Tenant shall maintain the Premises in an attractive, first-class and fully operative condition.

(b) All of Tenant’s obligations to maintain and repair shall be accomplished at Tenant’s sole expense. If Tenant fails to maintain and repair the Premises, Landlord may, on ten (10) days’ prior notice (except that no notice shall be required in case of emergency) enter the Premises and perform such repair and maintenance on behalf of Tenant. In such case, Tenant shall reimburse Landlord for all costs so incurred immediately upon demand.

Section 6.04. Landlord’s Obligations. Subject to the provisions of Article Seven (Damage or Destruction) and Article Eight (Condemnation), Landlord shall have absolutely no responsibility to repair, maintain or replace any portion of the Premises at any time. Tenant waives the benefit of any present or future law which might give Tenant the right to repair the Premises at Landlord’s expense or to terminate the Lease due to the condition of the Premises.

Section 6.05. Alterations, Additions, and Improvements.

(a) Tenant shall not make any alterations, additions, or improvements to the Premises without Landlord’s prior written consent. Landlord may require Tenant to provide demolition and/or lien and completion bonds in form and amount satisfactory to Landlord. Tenant shall promptly remove any alterations, additions, or improvements constructed in violation of this Paragraph 6.05(a) upon Landlord’s written request. All alterations, additions, and improvements will be accomplished in a good and workmanlike manner, in conformity with all applicable laws and regulations, and by a contractor approved by Landlord. Upon completion of any such work, Tenant shall provide Landlord with “as built” plans, copies of all construction contracts, and proof of payment for all labor and materials.

(b) Tenant shall pay when due all claims for labor and material furnished to the Premises. Tenant shall give Landlord at least fifteen (15) days’ prior written notice of the commencement of any work on the Premises. Landlord may elect to record and post notices of non-responsibility on the Premises. If Tenant shall, in good faith, contest the validity of any mechanics lien, claim or demand, then Tenant shall, at its sole expense, defend and protect itself, Landlord and the Premises against the same and shall pay and satisfy any such adverse judgment that may be rendered thereon before the enforcement thereof against the Landlord or the Premises. In addition, Landlord may require Tenant to pay Landlord’s attorneys’ fees and costs in participating in such action if Landlord shall decide it is in its best interest to do so.

Section 6.06. Condition upon Termination. Upon the termination of the Lease, Tenant shall surrender the Premises to Landlord, broom clean and in the same condition as received except for ordinary wear and tear which Tenant was not otherwise obligated to remedy under any provision of this Lease. However, Tenant shall not be obligated to repair any damage which Landlord is required to repair under Article Seven (Damage or Destruction). In addition, Landlord may require Tenant to remove any alterations, additions or improvements (whether or not made with Landlord’s consent) prior to the termination of the Lease and to restore the Premises to its prior condition, all the Tenant’s expense. All alterations, additions and improvements which Landlord has not required Tenant to remove shall become Landlord’s Premises and shall be surrendered to Landlord upon the termination of the Lease, except that Tenant may remove any of Tenant’s machinery or equipment which can be removed without material damage to the Premises. Tenant shall repair, at Tenant’s expense, any damage to the Premises caused by the removal of any such machinery or equipment. In no event, however, shall Tenant remove any of the following materials or equipment without Landlord’s prior written consent; any power wiring or power panels; lighting or lighting fixtures; wall coverings; drapes, blinds or other window coverings; carpets or other floor coverings; heaters, air conditioners or any other heating or air conditioning equipment; fencing or security gates; other similar building operating equipment and decorations.

ARTICLE SEVEN: DAMAGE OR DESTRUCTION

Section 7.01. Partial Damage to Premises. Tenant shall notify Landlord in writing immediately upon the occurrence of any damage to the Premises. If the Premises is only partially damaged and, subject to the rights of any mortgagee in such insurance proceeds, if the proceeds received by Landlord from the insurance policies described in Paragraph 4.04(b), are sufficient to pay for the necessary repairs, this Lease shall remain in effect and Landlord shall repair the damage as soon as reasonably possible. Landlord may elect to repair any damage to Tenant’s fixtures, equipment, or improvements. If the insurance proceeds received by Landlord are not sufficient to pay the entire cost of repair, or if the damage was due to a cause not covered by the insurance policies which Landlord maintains under Paragraph 4.04(b), Landlord may elect either to (a) repair the damage as soon as reasonably possible in which case this Lease shall remain in full force and effect, or (b) terminate this Lease as of the date the damage occurred. Landlord shall notify Tenant within thirty (30) days after receipt of notice of the occurrence of the damage, whether Landlord elects to repair the damage or terminate the Lease. If Landlord elects to repair the damage, Tenant shall pay Landlord the “deductible amount” (if any) under Landlord’s insurance policies, and, if the damage was due to an act or omission of Tenant, the difference between the actual cost of repair and any insurance proceeds received by Landlord. If Landlord elects to terminate the Lease, Tenant may elect to continue this Lease in full force and effect, in which case Tenant shall repair any damage to the Premises and any building in which the Premises is located. Tenant shall pay the cost of such repairs, except that, upon satisfactory completion of such repairs. Landlord shall deliver to Tenant any insurance proceeds received by Landlord for the damage repaired by Tenant, Tenant shall give Landlord written notice of such election within ten (10) days after receiving Landlord’s termination notice. If the damage to the Premises occurs during the last six (6) months of the Lease Term, Landlord may elect to terminate this Lease as of the date the damage occured regardless of the sufficiency of any insurance proceeds. In such event, Landlord shall not be obligated to repair or restore the Premises and Tenant shall have no right to continue this Lease. Landlord shall notify Tenant of its election within thirty (30) days after receipt of notice of the occurrence of the damage.

Section 7.02. Total or Substantial Destruction. If the Premises is totally or substantially destroyed by any cause whatsoever, this Lease shall terminate as of the date the destruction occurred regardless of whether Landlord receives any insurance proceeds. However, if the Premises can be rebuilt within one (1) year after the date of destruction, Landlord may elect to rebuild the Premises at Landlord’s own expense, in which case, this Lease shall remain in full force and effect. Landlord shall notify Tenant of such election within thirty (30) days after the occurrence of total or substantial destruction. If the destruction was caused by an act or omission of Tenant, Tenant shall pay Landlord the difference between the actual cost of rebuilding and any insurance proceeds received by Landlord.

Section 7.03. Temporary Reduction of Rent. If the Premises is destroyed or damaged and Landlord or Tenant repairs or restores the Premises pursuant to the provisions of this Article Seven, any rent payable during the period of such damage, repair and/or restoration shall be reduced according to the degree, if any, to which Tenant’s use of the Premises is impaired. However, the reduction shall not exceed the sum of one year’s payment of Base Rent and Additional Rent. Except for such possible reduction in Base Rent and Additional Rent, Tenant shall not be entitled to any compensation, reduction, or reimbursement from Landlord as a result of any damage, destruction, repair, or restoration of or to the Premises.

Section 7.04. Waiver. Tenant waives the protection of any statute, code or judicial decision which grants a tenant the right to terminate a lease in the event of the substantial destruction of the leased Premises. Tenant agrees that the provisions of Section 7.02 above shall govern the rights and obligations of Landlord and Tenant in the event of any substantial or total destruction to the Premises.

ARTICLE EIGHT: CONDEMNATION

If, in the opinion of Landlord, the whole or any part of the Premises or the Building is taken or condemned (including, without limitation, a sale in lieu of condemnation) which renders the Premises untenantable or inaccessible for use by Tenant for the purposes started in this Lease (“Substantial Taking”), then the term of this Lease shall cease and terminate from the date on which possession of the part is so taken or condemned; the full amount of any resulting condemnation award shall be paid to Landlord, and Base Rent and Additional Rent shall be adjusted as of the date of such Substantial Taking. However, if such taking or condemnation does not result in a Substantial Taking, then, subject to rights of any mortgagee in the condemnation award, Landlord shall repair any damage caused by such taking with reasonable promptness and dispatch and shall allow Tenant an abatement or reduction in Base Rent and Additional Rent hereunder for such time and for such portion of the Premises which is untenantable, and this Lease shall not be otherwise affected. Landlord reserves to itself, and Tenant assigns to Landlord, all rights to damages accruing on account of any taking or condemnation by or by reason by any act of any public or quasi-public authority for which damages are payable. Tenant agrees to execute such instruments of assignments as may be required by Landlord, to join with Landlord in any petition for the recovery of damages if requested by Landlord, and to turn over to Landlord any such damages that may be recovered in any such proceeding. Landlord does not reserve to itself, and Tenant does not assign to Landlord, any damages payable for trade fixtures installed by Tenant at its own cost and expense and which are not part of the realty.

ARTICLE NINE: ASSIGNMENT AND SUBLETTING

Section 9.01. Landlord’s Consent Required. No portion of the Premises or of Tenant’s interest in this Lease may be acquired by any other person or entity, whether by assignment, mortgage, sublease, transfer, operation of law, or act of Tenant, without Landlord’s prior written consent, except as provided in Section 9.02 below. Landlord shall grant or withhold its consent as provided in Section 9.04 below. Any attempted transfer without consent shall be void and shall constitute a non-curable breach of this Lease. If Tenant is a partnership, any cumulative transfer of more than 20% of the partnership interests shall require Landlord’s consent. If Tenant is a corporation, any change in a controlling interest of the voting stock of the corporation shall require Landlord’s consent.

Section 9.02. Tenant Affiliate. Upon Landlord’s consent, which will not be unreasonably withheld, Tenant may assign this Lease or sublease the Premises to any corporation which Landlord determines controls, is controlled by or is under common control with Tenant, or to any corporation resulting from the merger of or consolidation with Tenant (“Tenant’s Affiliate”). In such case, any Tenant’s Affiliate shall assume in writing all of Tenant’s obligations under this Lease.

Section 9.03. No Release of Tenant. No transfer permitted by this Article Nine, whether with or without Landlord’s consent, shall release Tenant or change Tenant’s primary liability to pay the rent and to perform all other obligations of Tenant under this Lease. Landlord’s acceptance of rent from any other person is not a waiver of any provision of this Article Nine. Consent to one transfer is not a consent to any subsequent transfer. If Tenant’s transferee defaults under this Lease, Landlord may proceed directly against Tenant without pursuing remedies against the transferee. Landlord may consent to subsequent assignments or modifications of this Lease by Tenant’s transferee, without notifying Tenant or obtaining its consent. Such action shall not relieve Tenant’s liability under this Lease.

Section 9.04. Landlord’s Election. Tenant’s request for consent to any transfer described in Section 9.01 above shall be accompanied by a written statement setting forth the details of the proposed transfer, including the name, business and financial condition of the prospective transferee, financial details of the proposed transfer (e.g., the term of and rent and security deposit payable under any assignment or sublease), and any other information Landlord deems relevant. Landlord shall have the right (a) to withhold consent, if reasonable; (b) to grant consent; or (c) if the transfer is a sublease of the Premises or an assignment of this Lease, to terminate this Lease as of the effective date of such sublease or assignment, in which case Landlord may elect to enter into a direct lease with the proposed assignee or subtenant.

Section 9.05. No Merger. No Merger shall result from Tenant’s sublease of the Premises under this Article Nine, Tenant’s surrender of this Lease or the termination of this Lease in any other manner. In any such event, Landlord may terminate any or all subtenancies or succeed to the interest of Tenant or sublandlord thereunder.

ARTICLE TEN: DEFAULTS; REMEDIES

Section 10.01. Covenants and Conditions. Tenant’s performance of each of Tenant’s obligations under this Lease is a condition as well as a covenant. Tenant’s right to continue in possession of the Premises is conditioned upon such performance. Time is of the essence in the performance of all covenants and conditions.

Section 10.02. Defaults. Tenant shall be in material default under this Lease:

(a) If Tenant abandons the Premises or if Tenant’s vacation of the Premises results in the cancellation of any insurance described in Section 4.04;

(b) If Tenants fails to pay rent or any other charge required to be paid by Tenant, as and when due;

(c) If Tenant fails to perform any of Tenant’s non-monetary obligations under this Lease for a period of thirty (30) days after written notice from Landlord; provided that if more than thirty (30) days are required to complete such performance, Tenant shall not be in default if Tenant commences such performance within the thirty (30) day period and thereafter diligently pursues its completion. However, Landlord shall not be required to give such notice if Tenant’s failure to perform constitutes a non-curable breach of this Lease. The notice required by this Paragraph is intended to satisfy any and all notice requirements imposed by law on Landlord and is not in addition to any such requirement.

(d)(i) If Tenant or any guarantor hereunder, or any general partner of Tenant if Tenant is a partnership makes a general assignment or general arrangement for the benefit of creditors; (ii) if a petition for adjudication of bankruptcy or for reorganization or rearrangement is filed by or against Tenant or any guarantor hereunder, or any general partner of Tenant if Tenant is a partnership and is not dismissed within thirty (30) days; (iii) if a trustee or receiver is appointed to take possession of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease and possession is not restored to Tenant within thirty (30) days; or (iv) if substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease is subjected to attachment, execution or other judicial seizure which is not discharged within thirty (30) days. If a court of competent jurisdiction determines that any of the acts described in this subparagraph (d) is not a default under this Lease, and a trustee is appointed to take possession (or if Tenant remains a debtor in possession) and such trustee or Tenant transfers Tenant’s interest hereunder, then Landlord shall receive, as Additional Rent, the difference between the rent (or any other consideration) paid in connection with such assignment or sublease and the rent payable by Tenant hereunder.

Section 10.03. Remedies. On the occurrence of any material default by Tenant, Landlord may, at any time thereafter, with or without notice or demand and without limiting Landlord in the exercise of any right or remedy which Landlord may have.

(a) Terminate Tenant’s right to possession of the Premises by any lawful means, in which case this Lease shall terminate and Tenant shall immediately surrender possession of the Premises to Landlord. In such event, Landlord shall be entitled to recover from Tenant all damages incurred by Landlord by reason of Tenant’s default, including (i) the worth at the time of the award of the unpaid Base Rent, Additional Rent and other charges which had been earned at the time of the termination; (ii) the worth at the time of the award of the amount by which the unpaid Base Rent, Additional Rent and other charges which would have been earned after termination until the time of the award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; (iii) the worth at the time of the award of the amount by which the unpaid Base Rent, Additional Rent and other charges which would have been paid for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; and (iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under the Lease or which in the ordinary course of things would be likely to result therefrom, including, but not limited to, any costs or expenses incurred by Landlord in maintaining or preserving the Premises after such default, the cost of recovering possession of the Premises, expenses of reletting, including necessary renovation or alteration of the Premises, Landlord’s reasonable attorneys’ fees incurred in connection therewith, and any real estate commission paid or payable. As used in subparts (i) and (ii) above, the “worth at the time of the award” is computed by allowing interest on unpaid amounts at the rate of fifteen percent (15%) per annum, or such lesser amount as may then be the maximum lawful rate. As used in subpart (iii) above, the “worth at the time of the award” is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of the award, plus 1%. If Tenant shall have abandoned the Premises, Landlord shall have the option of (i) retaking possession of the Premises and recovering from Tenant the amount specified in this Paragraph 10.03(a), or (ii) proceeding under Paragraph 10.03(b);

(b) Maintain Tenant’s right to possession, in which case this Lease shall continue in effect whether or not Tenant shall have abandoned the Premises. In such event, Landlord shall be entitled to enforce all of Landlord’s rights and remedies under this Lease, including the right to recover the rent as it becomes due hereunder;

(c) Pursue any other remedy now or hereafter available to Landlord under the laws or judicial decisions of the state in which the Premises is located.

In addition, in the event Landlord has agreed to and granted to Tenant a concession of free rent in any form for any period whether before or after the default of Tenant, such agreement of Landlord to grant a concession of free rent to Tenant shall be automatically revoked, whether retroactively or prospectively, and Tenant shall be liable to pay the amount of any such concession of free rent which would have been due for any such periods before or after the defaults of Tenant.

Section 10.04. Abandonment Remedy. Tenant covenants to occupy the Premises throughout the term hereof. Tenant expressly recognizes that Landlord will be injured should Tenant not comply with this provision and that the amount of Landlord’s damages thereby are incapable of measurement and Tenant, therefore, expressly covenants to pay to Landlord as liquidated damages for the breach of this covenant an amount, in addition to all other rents and other monies due Landlord hereunder, equal to twenty-five (25%) percent of the Basic Rent due for the remainder of the term after such breach.

Section 10.05. Right to Cure and Cumulative Remedies. If Tenant fails to perform any affirmative duty or obligation of Tenant under this Lease within thirty (30) days after written notice to Tenant (or in case of an emergency, without notice), Landlord may, at its option (but without obligation to do so), perform such duty or obligation on Tenant’s behalf. The costs and expenses of any such performance by Landlord shall be due and payable by Tenant to Landlord upon invoice therefore. Landlord’s exercise of any right or remedy shall not prevent it from exercising any other right or remedy.

ARTICLE ELEVEN: PROTECTION OF LENDERS

Section 11.01. Subordination. Landlord and any ground lessor, beneficiary of a trust deed or mortgagee shall have the right to subordinate this Lease to any ground lease, deed of trust or mortgage encumbering the Premises, any advances made on the security thereof and any renewals, modifications, consolidations, replacements or extensions thereof, whenever made or recorded. However, Tenant’s right to quiet possession of the Premises during the Lease Term shall not be disturbed if Tenant pays the rent and performs all of Tenant’s obligations under this Lease and is not otherwise in default. If any ground lessor, beneficiary or mortgagee elects to have this Lease prior to the lien of its ground lease, deed of trust or mortgage and gives written notice thereof to Tenant, this Lease shall be deemed prior to such ground lease, deed of trust or mortgage whether this Lease is dated prior or subsequent to the date of said ground lease, deed of trust or mortgage or the date of recording thereof.

Section 11.02. Attornment. If Landlord’s interest in the Premises is acquired by any ground lessor, beneficiary under a deed of trust, mortgagee, or purchaser at a foreclosure sale, the rights of Tenant hereunder shall survive, but Tenant shall have no claim against such mortgagee or other holder arising from Landlord’s acts, omissions, representations or warranties given or occurring prior to such mortgagee’s or other holder’s acquisition of the Premises, and Tenant shall attorn to the transferee of or successor to Landlord’s interest in the Premises and recognize such transferee or successor as Landlord under this Lease. Tenant waives the protection of any statute or rule of law which gives or purports to give Tenant any right to terminate this Lease or surrender possession of the Premises upon the transfer of Landlord’s interest.

Section 11.03. Signing of Documents. Tenant shall sign and deliver any instrument or documents necessary or appropriate to evidence any such attornment or subordination or agreement to do so. Such subordination and attornment documents may contain such provisions as are customarily required by any ground lessor, beneficiary under a deed of trust, or mortgagee. If tenant fails to do so within ten (10) days after written request, Tenant hereby makes, constitutes and irrevocably appoints Landlord, or any transferee or successor of Landlord, the attorney-in-fact of Tenant to execute and deliver any such instrument or document.

Section 11.04. Estoppel Certificates.

(a) Upon the written request of Landlord or any ground lessor, beneficiary of a trust deed or mortgagee, Tenant shall execute, acknowledge and deliver to Landlord a written statement certifying: (i) that none of the terms or provisions of this Lease have been changed (or if they have been changed, stating how they have been changed); (ii) that this Lease has not been cancelled or terminated; (iii) that the last date of payment of the Base Rent and other charges and the time period covered by such payment; (iv) that Landlord is not in default under this Lease (or, if Landlord is claimed to be in default, stating why); and (v) such other matters as may be reasonably required by Landlord or the holder of a mortgage, deed of trust or lien to which the Premises is or becomes subject. Tenant shall deliver such statement to Landlord within ten (10) days after landlord’s request. Any such statement by Tenant may be given by Landlord to any prospective purchaser or encumbrancer of the Premises. Such purchaser or encumbrancer may rely conclusively upon such statement as true and correct.

(b) If Tenant does not deliver such statement to Landlord within such ten (10) day period, Tenant hereby makes, constitutes and irrevocably appoints Landlord, or any transferee or successor of Landlord, the attorney-in-fact of Tenant to execute such statement on behalf of Tenant. Tenant’s failure to timely provide such statement shall not be deemed cured by Landlord’s delivery of same.

Section 11.05. Tenant’s Financial Conditions. Within ten (10) days after written request from Landlord, Tenant shall deliver to Landlord such financial statements as are reasonably required by Landlord to verify the net worth of Tenant, or any assignee, subtenant, or guarantor of Tenant. In addition, Tenant shall deliver to any lender designated by Landlord any financial statements required by such lender to facilitate the financing or refinancing of the Property. Tenant represents and warrants to Landlord that each such financial statement is a true and accurate statement as of the date of such statement. All financial statements shall be confidential and shall be used only for the purposes set forth herein.

ARTICLE TWELVE: LEGAL COSTS

Section 12.01. Legal Proceedings. Tenant shall reimburse Landlord, upon demand, for any costs or expenses incurred by Landlord in connection with any breach or default of Tenant under this Lease, whether or not suit is commenced or judgment entered. Such costs shall include legal fees and costs incurred for the negotiation of a settlement, enforcement of rights or otherwise. Furthermore, if any action for breach of or to enforce the provisions of this Lease is commenced, the court in such action shall award to the party in whose favor a judgment is entered, a reasonable sum as attorneys’ fees and costs. Such attorneys’ fees and costs shall be paid by the losing party in such action. Tenant shall also indemnify Landlord against and hold Landlord harmless from all costs, expenses, demands and liability incurred by Landlord if Landlord becomes or is made a party to any claim or action (a) instituted by Tenant, or by any third party against Tenant, or by or against any person holding any interest under or using the Premises by license of or agreement with Tenant; (b) for foreclosure of any lien for labor or material furnished to or for Tenant or such other person; (c) otherwise arising out of or resulting from any act or transaction of Tenant or such other person; or (d) necessary to protect Landlord’s interest under this Lease in a bankruptcy proceeding, or other proceeding under Title 11 of the United States Code, as amended. Tenant shall defend Landlord against any such claim or action at Tenant’s expense with counsel reasonably acceptable to Landlord or, at Landlord’s election. Tenant shall reimburse Landlord for any legal fees or costs incurred by Landlord in any such claim or action.

Section 12.02. Landlord’s Consent. Tenant shall pay Landlord’s reasonable attorney’s fees incurred in connection with tenant’s request for Landlord’s consent under Article Nine (Assignment and Subletting), or in connection with any other act which Tenant proposes to do and which requires Landlord’s consent.

ARTICLE THIRTEEN: MISCELLANEOUS PROVISIONS

Section 13.01. Non-Discrimination. Tenant promises and it is a condition to the continuance of this Lease, that there will be no discrimination against, or segregation of, any person or group of persons on the basis of race, color, sex, creed, national origin or ancestry in the leasing, subleasing, transferring, occupancy, tenure or use of the Premises or any portion thereof.

Section 13.02 Landlord’s Liability; Certain Duties.

(a) As used in this Lease, the term “Landlord” means only the current owner or owners of the fee title to the Premises or the leasehold estate under a ground lease of the Premises at the time in question. Each Landlord is obligated to perform the obligations of Landlord under this Lease only during the time such Landlord owns such interest or title. Any Landlord who transfers its title or interest is relieved of all liability with respect to the obligations of Landlord under this Lease to be performed on or after the date of transfer. However, each Landlord shall deliver to its transferee all funds previously paid by Tenant if such funds have not yet been applied under the terms of this Lease.

(b) Tenant shall give written notice of any failure by Landlord to perform any of its obligations under this Lease to Landlord and to any ground lessor, mortgagee or beneficiary under any deed of trust encumbering the Premises whose name and address have been furnished to Tenant in writing. Such ground lessor, mortgagee or beneficiary of a deed of trust shall have thirty (30) days from the expiration of Landlord’s cure period from which to cure Landlord’s default, but is under no obligation to do so. Landlord shall not be in default under this Lease unless Landlord (or such ground lessor, mortgagee or beneficiary) fails to cure such non-performance within thirty (30) days after receipt of Tenant’s written notice. However, if such non-performance reasonably requires more than thirty (30) days to cure, Landlord, ground lessor, mortgagee or beneficiary under any deed of trust shall not be in default if such cure is commenced within such thirty (30) day period and thereafter diligently pursued to completion. Ground lessor, mortgagee or beneficiary of a deed of trust shall be allowed such additional time period as needed to complete a foreclosure or acquisition of the Premises.

(c) Upon the execution of this Lease, Tenant shall deposit with Landlord a cash Security Deposit in the amount set forth in Section 1.08 above. Landlord may apply all or part of the Security Deposit to any unpaid rent or other charges due from Tenant or to cure any other defaults of Tenant. If Landlord uses any part of the Security Deposit, Tenant shall restore the Security Deposit to its full amount within ten (10) days after Landlord’s written request. Tenant’s failure to do so shall be a material default under this Lease. No interest shall be paid on the Security Deposit. Landlord shall not be required to keep the Security Deposit separate from its other accounts and no trust relationship is created with respect to the Security Deposit.

Section 13.03. Severability. A determination by a court of competent jurisdiction that any provision of this Lease or any part thereof is illegal or unenforceable shall not cancel or invalidate the remainder of such provision or this Lease, which shall remain in full force and effect.

Section 13.04. Interpretation. The captions of the Articles or Sections of this Lease are to assist the parties in reading this Lease and are not a part of the terms or provisions of this Lease. Whenever required by the context of this Lease, the singular shall include the plural and the plural shall include the singular. The masculine, femmine and neuter genders shall each include the other. In any provision relating to the conduct, acts or omissions of Tenant, the term “Tenant” shall include Tenant’s agents, employees, contractors, invitees, successors or others using the Premises with Tenant’s expressed or implied permission.

Section 13.05. Incorporation of Prior Agreements, Modifications. This Lease is the only agreement between the parties pertaining to the lease of the Premises and no other agreements are effective. All amendments to this Lease shall be in writing and signed by all parties. Any other attempted amendment shall be void.

Section 13.06. Notices. All notices required or permitted under this Lease shall be in writing and shall be personally delivered or sent by certified mail, return receipt requested, postage prepaid. Notices to Tenant shall be delivered to the address specified in Section 1.03 above, except that upon Tenant’s taking possession of the Premises, the Premises shall be Tenant’s address for notice purposes. Notices to Landlord shall be delivered to the address specified in Section 1.02 above. All notices shall be effective upon delivery in accordance with this Section 13.06. Either party may change its notice address upon written notice to the other party.

Section 13.07. Waivers. All waivers must be in writing and signed by the waiving party. Landlord’s failure to enforce any provision of this Lease or its acceptance of rent shall not be a waiver and shall not prevent Landlord from enforcing that provision or any other provision of this Lease in the future. No statement on a payment check from Tenant or in a letter accompanying a payment check shall be binding on Landlord. Landlord may, with or without notice to Tenant, negotiate such check without being bound to the conditions of such statement.

Section 13.08. No Recordation. This Lease or a memorandum thereof may not be recorded without prior written consent from Landlord.

Section 13.09. Binding Effect; Choice of Law. This Lease binds any party who legally acquires any rights or interest in this Lease from Landlord or Tenant. However, Landlord shall have no obligation to Tenant’s successor unless the rights or interests of Tenant’s successor are acquired in accordance with the terms of this Lease. The laws of the state in which the Premises is located shall govern this Lease.

Section 13.10. Corporate Authority; Partnership Authority. If Tenant is a corporation, each person signing this Lease on behalf of Tenant represents and warrants that he has full authority to do so and that this Lease binds the corporation. Within thirty (30) days after request by Landlord, Tenant shall deliver to Landlord a certified copy of a resolution of Tenant’s Board of Directors authorizing the execution of this Lease or other evidence of such authority reasonably acceptable to Landlord. If Tenant is a partnership, each person signing this Lease for Tenant represents and warrants that he is general partner of the partnership, that he has full authority to sign for the partnership and that this Lease binds the partnership and all general partners of the partnership. Tenant shall give written notice to Landlord of any general partner’s withdrawal or addition. Within thirty (30) days after request by Landlord, Tenant shall deliver to Landlord a copy of Tenant’s recorded statement of partnership or certificate of limited partnership.

Section 13.11. Joint and Several Liability. All parties signing this Lease as Tenant shall be jointly and severally liable for all obligations of Tenant.

Section 13.12. Force Majeure. If Landlord cannot perform any of its obligations due to events beyond Landlord’s control, the time provided for performing such obligations shall be extended by a period of time equal to the duration of such events. Events beyond Landlord’s control include, but are not limited to, acts of God, war, civil commotion, labor disputes, strikes, fire, flood or other casualty, shortages of labor or material, government regulation or restriction and weather conditions.

Section 13.13. Execution of Lease. This Lease may be executed in counterparts, and, when all counterpart documents are executed, the counterparts shall constitute a single binding instrument. The delivery of this Lease by Landlord to Tenant shall not be deemed to be an offer and shall not be binding upon either party until executed and delivered by both parties.

Section 13.14. Limitation of Liability. The obligations of Landlord under this Lease do not constitute personal obligations of the individual partners, trustees, directors, officers or shareholders of Landlord, Landlord’s wholly owned subsidiaries or Landlord’s agents, and Tenant shall not seek recourse against the individual partners, trustees, directors, officers or shareholders of Landlord or any of their personal assets for satisfaction of any liability arising out of this Lease. Tenant’s sole remedy shall be recourse against Landlord’s interest in the Premises or the Project of which the Premises is a part.

Section 13.15. Consents. Whenever the consent of either party is required hereunder such consent shall not be unreasonably withheld.

Section 13.16. Modification for Lender. If, in connection with obtaining construction, interim or permanent financing for the Project or the Premises, the lender requests reasonable modifications to this Lease as a condition to such financing, Tenant will not unreasonably withhold, delay or defer its consent thereto, provided that such modifications do not materially increase the obligations of Tenant hereunder or materially adversely affect the leasehold interest hereby created or Tenant’s rights hereunder.

Section 13.17. Building Planning. In the event Landlord requires the Premises for use in conjunction with other premises in the Project or for other reasons connected with the building planning program, upon notifying Tenant in writing, Landlord shall have the right to move Tenant to other space in the Project at Landlord’s sole cost and expense, and the terms and conditions of the original Lease shall remain in full force and effect, save and excepting that a revised Exhibit “A” shall become part of this Lease and shall reflect the location of the new space and Article 1 of this Lease shall be amended to include and state all correct data as to the new space.

ARTICLE FOURTEEN: BROKERS

The parties recognized that the brokers who negotiated this Lease are the brokers whose names are stated in Section 1.01 hereof and agree that Landlord shall be solely responsible for the payment of brokerage commissions to said brokers, and that Tenant shall have no responsibility therefore. Tenant shall indemnify and hold Landlord free and harmless against any claims, damages, costs, expenses, or liability of any nature arising from claims by any other person or real estate broker claiming a fee through dealings with Tenant arising out of this Lease.

ARTICLE FIFTEEN: RULES AND REGULATIONS

Tenant shall faithfully observe and comply with the “Rules and Regulations”, a copy of which is attached hereto and marked Exhibit “E”, and all reasonable and nondiscriminatory modifications thereof and additions thereto from time to time put into effect by Landlord. Landlord shall not be responsible to Tenant for the violation or nonperformance by any other tenant or occupant of the Project of any of said Rules and Regulations.

Landlord and Tenant have signed this Lease at the place and on the dates specified adjacent to their signatures below and have initialed all Riders which are attached to or incorporated by reference in this Lease.

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LANDLORD:

Signed on:	October 27, 2000	PACIFIC INDUSTRIAL PARK L.L.C.,
a Delaware limited liability company
at: Sunnyvale, CA
		By:	Kennedy-Wilson Properties of Nevada Ltd.
		Its:	Agent for Owner

		By:	/S/ KAREN STROMME
Karen Stromme
		Its:	Regional Director

TENANT:

Signed on:	October 19, 2000	DYNAMIC MARKETING, INC.,
a Rhode Island corporation
at: Cranston, RI
		By:	/s/ GREGG MADSEN
		Print Name:	Gregg Madsen
		Its:	President